Exhibit 10.4

Confidential

Interoffice Memorandum

To:	Personnel File

From:	Christopher K. McLeod, President & CEO

Date:	January 25, 2006

Re:	Amendment to Employment Agreement dated August 10, 2005

I, Christopher K. McLeod, (“the Executive”) signed an Employment Agreement (“the Agreement”) with my employer, 454 Life Sciences Corporation (“the Company”), on or about August 10, 2005, and subsequently signed an Addendum to the Agreement on December 22, 2005. Schedule A, Item 1) of the original Agreement provides that the Executive’s initial base salary shall be subject to increases by the Board of Directors, which shall review the salary periodically. Therefore, pursuant to the minutes of the January 25, 2006, Meeting of the Compensation Committee of the Board of Directors, the Executive’s 2006 base salary will be adjusted to $338,000 per year, payable in bi-weekly installments.

Unless explicitly changed in the Addendum dated December 22, 2005, all other terms of the original Agreement shall remain in full force and effect.

Christopher K. McLeod

Patrick J. Zenner